EXHIBIT 10.2

                        NONEXCLUSIVE SUBLICENSE AGREEMENT

     THIS AGREEMENT, entered into this 27th day of June, 2002 by and between First Horizon Pharmaceutical Corporation, a corporation of the State of Delaware having its principal address at 6195 Shiloh Road, Alpharetta, Georgia 30005 (hereinafter referred to as "FHRX") and Jame Fine Chemicals Inc. (d/b/a JFC Technologies), a corporation of the State of New Jersey having its principal address at 100 West Main Street, P.O. Box 669, Bound Brook, New Jersey 08805 (hereinafter referred to as "JFC");

     WITNESSETH THAT:

     WHEREAS, JFC is a manufacturer of bulk active ingredients useful in the preparation of pharmaceutical formulations;

     WHEREAS,   JFC  is  a   manufacturer   of   dextromethorphan   tannate  and
dexchlorpheniramine tannate (hereinafter collectively referred to as "Licensed Products");

     WHEREAS, JFC has developed, over a considerable period of time and at considerable monetary expense, a body of technical information (hereinafter being defined and referred to as "JFC's Technical Information") relating to the manufacture and use of Licensed Products;

     WHEREAS, JFC has developed, over a considerable period of time and at considerable monetary expense, United States patent applications covering the manufacturer, use and sale of Licensed Products, and JFC anticipates filing further United States patent applications (hereinafter being defined and referred to as "JFC's Patent Rights") covering the manufacturer, use and sale of Licensed Products (hereinafter being defined and referred to as "JFC's Patent Rights");

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     WHEREAS,  FHRX  is  a  specialty   pharmaceutical  company  which  markets,
distributes and sells pharmaceutical formulations;

     WHEREAS, Unisource Corporation, a corporation of the State of Colorado having a principal address at 4300 Sunshine Avenue, Boulder, Colorado 80302 (hereinafter referred to as "UNISOURCE") manufactures, markets, sells and distributes pharmaceutical formulations;

     WHEREAS, pursuant to a certain "Exclusive License Agreement" of even date, JFC granted FHRX an exclusive license and right under JFC's Technical Information and Patent Rights to make, have made, use, distribute, market, promote, advertise and sell Licensed Products and to make, have made, use, distribute, market, promote, advertise and sell pharmaceutical formulations containing Licensed Products (such pharmaceutical formulations hereinafter being defined and referred to as "Finished Dosage Products");

     WHEREAS, pursuant to Paragraph 2.02 of said Exclusive License Agreement, the parties provided that FHRX would grant a sublicense to JFC under JFC's Patent Rights and JFC's Technical Information to manufacture Licensed Products;

     WHEREAS, JFC has entered into certain prior supply agreements with UNISOURCE (hereinafter referred to as "Existing JFC-UNISOURCE Agreements") whereby UNISOURCE purchases bulk active ingredients useful in the preparation of pharmaceutical formulations from JFC;

     WHEREAS, FHRX has entered into certain prior supply agreements with UNISOURCE (hereinafter referred to as "Existing FHRX-UNISOURCE Agreements") whereby FHRX purchases pharmaceutical formulations from UNISOURCE;

     WHEREAS, FHRX and UNISOURCE have entered into a new supply agreement (hereinafter referred to as "New FHRX-UNISOURCE Agreement") whereby UNISOURCE will supply FHRX with Finished Dosage Products;



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     WHEREAS,  on even  date with  entry  into this  Agreement  and the  License
Agreement, JFC will enter into a new agreement or agreements with Unisource ("New JFC-Unisource Agreement");

     WHEREAS, in order to effectuate the commercialization of Finished Dosage Products, FHRX wishes to have JFC manufacture Licensed Products and ship such Licensed Products exclusively to FHRX's designated supplier(s) (currently UNISOURCE) and JFC is willing to manufacture Licensed Products and ship such Licensed Products exclusively to FHRX's designated supplier(s);

     NOW, THEREFORE,  in consideration of the foregoing  premises,  promises and
the  mutual   covenants   hereinafter   recited  and  other  good  and  valuable
consideration, the parties hereto agree as follows:

                             ARTICLE I - DEFINITIONS

     The above recitals are hereby incorporated into this Agreement. For the purposes of this Agreement, the following terms shall have the indicated meanings:

     1.01 "Effective Date" shall mean the date recited in the opening paragraph of this Agreement.

     1.02 "JFC's Technical Information" shall mean all technical information and know-how relating to the manufacture and use of Licensed Products, including improvements and developments relating thereto and operating techniques useful therein, acquired by JFC prior to the tenth (10th) anniversary of the Effective Date of this Agreement.

     1.03 "JFC's Patent Rights" shall mean United States patent applications and patents (including, but not limited to, those listed on Schedule B hereto) to the extent, and only to the extent that they, or the claims thereof, cover the


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manufacture,  use and/or  sale of  Licensed  Products,  compositions  containing
Licensed Products or formulations containing Licensed Products which are based on inventions conceived prior to the tenth (10th) anniversary of the Effective Date of this Agreement by JFC's employees or by others as to whose inventions JFC shall have the right prior to the tenth (10th) anniversary of the Effective
Date  of  this  Agreement  to  make  the  agreements,   promises  and  covenants
hereinafter recited without accounting to others, subject, however, to the conditions under which JFC now or hereafter acquires the right from said others to make the aforesaid agreements, promises and covenants.

     1.04 "Finished Dosage Products" shall mean pharmaceutical formulations that contain Licensed Products and are in a form for sale to a final consumer by prescription, including, without limitation, liquid suspensions, liquid solutions, syrups, granules, powder, tablets, capsules, caplets, softgels and the like.

                        ARTICLE II - GRANT OF SUBLICENSE

     2.01 FHRX agrees to grant and hereby grants to JFC a nonexclusive, royalty-free, nontransferable sublicense and right (without any right to grant a further sublicense thereunder to any third party) under JFC's Technical Information and JFC's Patent Rights to manufacture Licensed Products and to ship such Licensed Products to Unisource, or to FHRX's designee if there is a breach by Unisource of the New FHRX-Unisource Agreement.

                       ARTICLE III - TERM AND TERMINATION

     3.01 This Agreement shall continue in full force and effect throughout the life of the Exclusive License Agreement. Termination or expiration of such Exclusive License Agreement shall automatically result in the termination or expiration of this Agreement as of the termination or expiration date of the Exclusive License Agreement.


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                      ARTICLE IV - ADDRESSES OF THE PARTIES

     4.01 The addresses of the parties hereto are as follows, but either party may change its address for the purpose of this Agreement by notice in writing to the other party:

             JFC:             JFC Technologies
                              Attn:  James G. Schleck, President
                              100 West Main Street
                              P.O. Box 669
                              Bound Brook, NJ 08805

             FHRX:            First Horizon Pharmaceutical Corporation
                              Attn:  Ralph Jordan
                              6195 Shiloh Road
                              Alpharetta, GA 30005

     In the event that notices, statements and payments received under this Agreement are sent by registered or certified first-class, airmail or express mail to the party entitled thereto at its above address, they shall be deemed to have been given five days after of the date so mailed. Notices, statements and payments sent by one party to the other party by overnight courier shall be deemed to have been given when received by the addressee.

                     ARTICLE V - ASSIGNMENT - PARTIES BOUND

     5.01 This Agreement shall be binding upon and inure to the benefit of the parties hereto and the successors to substantially the entire assets and business of the respective parties hereto. This Agreement shall not be assignable in whole or in part by either party without the prior written consent (which shall not be unreasonably withheld) of the other party at least thirty
(30) days in advance of the proposed date of assignment. Any and all assignments of this Agreement or of any interests therein not made in accordance with the provisions of this Paragraph shall be void.



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                           ARTICLE VI - GOVERNING LAW

     6.01 The validity and interpretation of this Agreement and the legal relations of the parties to it shall be governed by the laws of the State of New Jersey (regardless of its or any other jurisdiction's choice of law rules).

     6.02 None of the provisions in this Agreement shall be construed so as to require the commission of any act contrary to law, and whenever there is any conflict between any provision of this Agreement and any material statute, law or ordinance, the latter shall prevail; but in such event, the provision of this Agreement affected shall be curtailed and limited only to the extent necessary to bring it within the legal requirements.

                           ARTICLE VII - FORCE MAJEURE

     7.01 Neither party shall be responsible to the other for failure to perform any of the obligations (other than the obligation to pay money) imposed by this Agreement, provided such failure shall be occasioned by, without limitation, acts of God, fire, flood, explosion, lightning, windstorm, earthquake, subsidence of soil, failure or destruction, in whole or in part, or machinery or equipment, failure of supply of materials, discontinuity in the supply of power, governmental interference, civil commotion, riot, war, strikes, labor disturbances, transportation difficulties, labor shortage or any cause beyond the reasonable control of the party in question. However, the affected party shall promptly notify the other party of the occurrence of such event and, if known, the expected duration.

                        ARTICLE VIII - DISPUTE RESOLUTION

     8.01 Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration according to the rules, then obtaining, of the American Arbitration Association. The American Arbitration Association is hereby authorized to make arrangements for any such arbitration to be held under such rules in Atlanta, Georgia, unless the parties


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agree upon some other location for the arbitration.  This agreement to arbitrate shall be enforceable and judgment upon any award rendered by the arbitrator(s) may be entered in any courts of any state having competent jurisdiction.

                           ARTICLE IX - MISCELLANEOUS

     9.01 Words of the masculine gender shall include feminine and neuter genders and, when the sentence so indicates, words of neuter shall refer to any gender. Words in the singular and include the plural and vice-versa. This Agreement shall be construed according to its fair meaning and as if prepared by both parties.

     9.02 The headings of the Articles in this Agreement have been inserted for convenience only and do not constitute part of this Agreement.

     9.03 This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of such counterparts shall constitute one and the same instrument.

     9.04 The relationship of the parties under this Agreement is that of a licensor (FHRX) and licensee (JFC). Nothing contained in this Agreement is intended or is to be construed so as to constitute the parties as partners, joint venturers or agents of each other. Neither party has any express or implied right or authority under this Agreement to assume or create any obligations or make any representations or warranties of behalf of or in the name of the other party.

     9.05 Any specific right or remedy provided in this Agreement shall not be exclusive but shall be cumulative upon all other rights and remedies set forth herein and allowed under applicable laws.

     9.06 The parties hereto shall consult with each other before making any public announcements (including, without limitation, press releases, marketing materials or public securities filings) regarding a party or this Agreement.



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                          ARTICLE X - ENTIRE AGREEMENT

     10.01 This Agreement supersedes and cancels any and all previous understandings, agreements and commitments between the parties with respect to the subject matter hereof, including, without limitation, the Memorandum of Understanding dated May 7, 2002 between the parties hereto. This document constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and any modification of this Agreement shall be in writing and shall be signed by a duly authorized representative of each party. There are no understandings, representations, warranties or guarantees, except as expressly set forth herein and no licenses or rights are granted hereunder except as expressly set forth herein.


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

JAMES FINE CHEMICALS, INC.                  FIRST HORIZON PHARMACEUTICAL
D/B/A JFC TECHNOLOGIES                      CORPORATION


By:      /s/ James G. Schleck               By:     /s/ Balaji Venkataraman
         ----------------------------              -----------------------------
Name:    James G. Schleck                   Name:  Balaji Venkataraman
         ----------------------------              -----------------------------
Title:   President                          Title: COO
         ----------------------------              -----------------------------


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